Exhibit 4.4



                                ESCROW AGREEMENT

       ESCROW AGREEMENT, made the 3rd day of May, 2004, by and among Summus, Inc. (USA), a Delaware corporation (the "Company"), each of the investors listed on EXHIBIT A hereto (each an "Investor" and, collectively, the "Investors") and American Stock Transfer and Trust Company, as Escrow Agent (the "Escrow Agent").

                                             W I T N E S S E T H:


       WHEREAS, the Company is offering up to $2,000,000 of the Company's Senior Convertible Debt (the "Convertible Debt") and shares of its common stock, $0.01 par value per share, that are issuable in connection with the Convertible Debt (the "Offering"), pursuant to certain Subscription Agreements with the Investors (the "Subscription Agreements");

       WHEREAS, the Company and the Investors desire that 50% of the funds received in the Offering be placed into a segregated account with the Escrow Agent (the "Escrow Account") until such time as the release or return of such funds is required pursuant to Section 4 hereof; and

       WHEREAS, the Escrow Agent has consented to act as escrow agent in connection with the Offering, subject to the terms and conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the mutual promises herein made and intending to be legally bound, the Company, the Investors and the Escrow Agent hereby agree as follows:

       1. The Company and the Investors hereby appoint the Escrow Agent to serve as escrow agent in connection with the Offering in accordance with the terms and conditions herein set forth, and the Escrow Agent hereby accepts such appointment.

       2. The Investors shall deliver to the Escrow Agent an aggregate amount of $1,000,000 (the "Escrow Funds") (in the amount set forth next to such Investors' name as set forth on Exhibit A) to be held and administered by the Escrow Agent as provided herein. The Escrow Agent shall promptly deposit the Escrow Funds in the Escrow Account. The Company shall direct the Investors to wire transfer their portion of the Escrow Funds, in immediately available funds, to:

         JP Morgan Chase
         55 Water Street
         New York, NY
         ABA# ____________
         Account # __________
         Attention: __________

The Escrow Agent shall advise the Company in writing as to the name of each Investor from whom Escrow Funds has been received.

       3. The Escrow Account shall be an interest-bearing Money Market Deposit Account. Interest and other income on amounts deposited in the Escrow Account shall be added to the amounts so deposited and held in the Escrow Account.

       4. The Escrow Funds to be held in the Escrow Account, and any interest or other income earned thereon, shall be subject to, and distributed in accordance with, the following provisions:

              (a) The Escrow Agent shall hold the Escrow Funds until the earlier of (i) the date on which it receives a letter signed by each of the Investors and the Company to the effect that the Company has achieved positive monthly EBITDA in accordance with generally accepted accounting principles, which letter shall be accompanied by an executive officer's certificate from the Company that it has achieved this criteria, (ii) March 31, 2005 or the date on which the Investors and the Company elect to terminate this Agreement, or (iii) the date on which it receives a letter signed by each of the Investors and the Company that a Liquidation Event has occurred. For purposes of this Agreement, the term "Liquidation Event" shall mean any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. Upon the happening of Escrow Agent's receipt of the letter described in Section 4(a)(i), the Escrow Agent shall release the Escrowed Funds, plus interest earned in the Escrow Account, to the Company. Upon the happening of either of the events described in Sections 4(a)(ii) or 4(a)(iii), the Escrow Agent shall release the Escrowed Funds, plus interest earned in the Escrow Account, to the Investors (on a pro rata basis as set forth on Exhibit A).

              (a) The Escrow Funds distributed by the Escrow Agent to the Investors pursuant to this Agreement shall no longer be subject to the terms and conditions of this Escrow Agreement and shall (so far as this Agreement is concerned) be and become the sole property of the party receiving the same, free and clear of all liens and encumbrances.

       5. To induce the Escrow Agent to act hereunder, the Company and the Investors agree that:

              (a) Distribution of the Escrow Account pursuant to Section 4 of this Agreement by the Escrow Agent shall operate to divest all right, title, interest, claim, and demand, either at law or in equity, of any party to this Agreement (other than the distributee) in and to the Escrow Account and shall be a perpetual bar both at law and in equity as against the Escrow Agent and against any person claiming or attempting to claim such distributed Escrow Account from, through, or under the Escrow Agent.

              (b) The Escrow Agent shall not be under any duty to give the monies held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

              (c) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement except this Escrow Agreement.

              (d) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the Company and the Investors shall, jointly and severally, indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, deficiencies, liabilities, claims, suits, actions, damages, settlements and expenses, including reasonable attorneys fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from it gross negligence or willful misconduct) in the investment or reinvestment of any Escrow Funds, or any loss of interest incident to any such delays.

              (e) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

              (f) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

              (g) The Escrow Agent does not have any interest in the amounts deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the escrowed property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the escrow agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds deposited in the Escrow Account and is not responsible for any other reporting. This Section 5(g) and
Section 5(d) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

              (h) The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. The Escrow Agent shall not be bound by any notice of a claim, or demand with respect thereto, or any waiver, modification, amendment, termination, cancellation, or revision of this Agreement, unless in writing and signed by the other parties hereto and received by the Escrow Agent, and, if the Escrow Agent's duties as escrow agent hereunder are affected, unless the Escrow Agent shall have given its prior written consent thereto. The Escrow Agent shall not be bound by any assignment by the Company or the Investors of any rights hereunder unless the Escrow Agent shall have received written notice thereof from the assignor.

The Escrow Agent is authorized to comply with and obey laws, orders, judgments, decrees, and regulations of any governmental authority, court, tribunal, or arbitrator. If the Escrow Agent complies with any such law, order, judgment, decree, or regulation, the Escrow Agent shall not be liable to any of the parties hereto or to any other person even if such law, order, judgment, decree, or regulation is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation of or beyond the scope of a constitution or a law.

              (i) If the Escrow Agent (i) shall be uncertain as to the Escrow Agent's duties or rights hereunder, (ii) shall receive any notice, advice, direction, or other document from any other party with respect to the Escrow Account which, in the Escrow Agent's opinion, is in conflict with any of the provisions of this Agreement, or with any notice, advice, direction or other document it has received from another party, or (iii) should be advised that a dispute has arisen with respect to the payment, ownership, or right of possession of the Escrow Account or any part thereof (or as to the delivery, non-delivery, or content of any notice, advice, direction, or other document), the Escrow Agent shall be entitled, without liability to anyone, to refrain from taking any action other than to use the Escrow Agent's best efforts to keep safely the Escrow Account until the Escrow Agent shall be directed otherwise in writing by the Company and the Investors or by an order, decree, or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal, but the Escrow Agent shall be under no duty to institute or to defend any proceeding, although the Escrow Agent may, in the Escrow Agent's discretion and at the expense of the Company and the Investors as provided in Section 5(o), institute or defend such proceedings.

              (j) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

              (k) The Company and the Investors authorize the Escrow Agent, if threatened with litigation or sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Account with the clerk of that court.

              (l) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

              (m) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the total of the Escrow Funds received by the Escrow Agent and all interest and other income earned thereon to any successor Escrow Agent designated by the Escrow Agent, in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction), or (ii) the day which is ten (10) days after the date of delivery of its written notice of resignation to the Company and the Investors. If at that time the Escrow Agent has not designated a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrow Funds received by the Escrow Agent and all interest and other income earned thereon until receipt of a designation of successor Escrow Agent or a final order of a court of competent jurisdiction.

              (n) The Escrow Agent shall have no responsibility for the contents

f any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

              (o) The Company agrees to pay the Escrow Agent $2,500 for its services hereunder and to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

              (p) Each party hereby irrevocably submits to the jurisdiction of any New York State or federal court sitting in New York City in any action or proceeding arising out of or relating to this Escrow Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such a New York State or federal court. Each party hereby consents to and grants to any such court jurisdiction over such party and over the subject matter of any such dispute and agrees that delivery or mailing of any process or other papers in the manner provided herein, or in such manner as may be permitted by law, shall be valid and sufficient service thereof.

              (q) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the Company or any Investor unless the Escrow Agent shall first have given its specific written consent thereto.

              (r) The Company and the Investors authorize the Escrow Agent, for any securities held hereunder, if any, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depositary Trust Company and the Federal Reserve Book Entry System.

              (s) The Escrow Agent's responsibilities and liabilities hereunder, except as a result of the Escrow Agent's own bad faith or gross negligence, will terminate upon the delivery by the Escrow Agent of the Escrow Funds under any provision of this Agreement.

       6. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and shall not be enforceable by or inure to the benefit of any third party except as provided in Section 5(m) with respect to a resignation by the Escrow Agent. No party may assign any of its rights or obligations under this Agreement without the written consent of the other party.

       7. This Agreement may only be modified by a writing signed by the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

       8. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to its rules respecting conflicts of laws. It may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one instrument.

       9. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, or delivered against written receipt:

                 (a) if to the Escrow Agent, to:

                          American Stock Transfer and Trust Company
                          59 Maiden Lane
                          New York, NY 10038
                          Attention: ___________
                          Telephone:     _____________
                          Facsimile:     _____________

                 (b) if to the Company, to:

                          Summus, Inc. (USA)
                          434 Fayetteville Street
                          Suite 600
                          Raleigh, N.C. 27601

                          Attention: Gary E. Ban, Chief Executive Officer
                          Telephone:     (919) 807-5611
                          Facsimile:     (919) 807-5601

Any notice, consent or request given by certified mail shall be deemed given at the time of certification thereof.

10. This Agreement shall terminate upon the date on which all Escrow Funds and interest or other income earned thereof has been fully disbursed from the Escrow Account in accordance with Section 4 of this Agreement.

(a) [Signature Page Follows]

         IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the date first above written.

                                    SUMMUS, INC. (USA)


                                    By:________________________________________
                                         Gary E. Ban
                                         Chief Executive Officer

                                    AMERICAN STOCK TRANSFER AND TRUST COMPANY




                                    By:________________________________________
                                         Name:
                                         Title:




                                    JDS CAPITAL, L.P.




                                    By:________________________________________
                                         Name:
                                         Title:




                                    EMPIRE CAPITAL PARTNERS, LP




                                    By:________________________________________
                                         Name:
                                         Title:

                                    THE FOCUS FUND, L.P.




                                    By:_______________________________________
                                         Name:
                                                Title:


                                    JOHN A. WILLIAMS



                                    _____________________________________


                                    DONALD D. HAMMETT



                                    _____________________________________



                                    RODNEY D. BABER, JR.




                                    _____________________________________

                                    EXHIBIT A

                                       TO

                                ESCROW AGREEMENT

                             Dated as of May 3, 2004

------------------------------------ -----------------------

         NAME OF INVESTOR            AMOUNT OF ESCROW FUNDS


------------------------------------ ----------------------- -

JDS Capital, L.P.                           $_______

------------------------------------ ----------------------- -

Empire Capital Partners, LP                 $______

------------------------------------ ----------------------- -

The Focus Fund, L.P.                        $_______

------------------------------------ ----------------------- -

Donald D. Hammett                          $________

------------------------------------ ----------------------- -

John A. Williams                           $________

------------------------------------ ----------------------- -

Rodney D Baber, Jr.                         $_______

------------------------------------ ----------------------- -

TOTALS:                                    $1,000,000

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